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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

         Date of Report (Date of earliest event reported):March 8, 2000

                             VISION TWENTY-ONE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        FLORIDA                      0-22977                   59-3384581
    ---------------                ------------           -------------------
    (State or other                (Commission               (IRS Employer
    jurisdiction of                File Number)           Identification No.)
    incorporation)

              7360 BRYAN DAIRY ROAD
                 LARGO, FLORIDA                              33777
        ----------------------------------------          ----------
        (Address of principal executive offices)          (Zip Code)

Registrant's Telephone Number, Including Area Code: 727-545-4300




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ITEM 5.  OTHER EVENTS.

         Press Releases. On March 8, 2000 Vision Twenty-One, Inc. (the "Company") issued a press release indicating that there were no new facts or developments which would explain the increase in its recent stock price and share trading volume. The Company further stated that a new network access agreement between a subsidiary of the Company and ProVantage Health Services, which was recently announced, will not impact the Company's revenues and income in such a manner that would justify the increase. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         99.1 Press Release dated March 8, 2000 indicating that there were no new facts or developments which would explain the increase in its recent stock price and share trading volume and further stating that a new network access agreement between a subsidiary of the Company and ProVantage Health Services, which was recently announced, will not impact the Company's revenues and income in such a manner that would justify the increase.



















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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              VISION TWENTY-ONE, INC.

                                              By: /s/ Theodore Gillette
                                                  ------------------------------
                                                      Theodore Gillette
                                              Its:    Chief Executive Officer

Dated: March 8, 2000

























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